                         [PRICE WATERHOUSE LETTERHEAD]


                                                                    EXHIBIT 99.3

Report of Independent Accountants

To the Board of Directors and
Stockholders of The Chase Manhattan Corporation

     In our opinion, the consolidated statement of condition of The Chase Manhattan Corporation and Subsidiaries and the related consolidated statements of income, of changes in stockholders' equity and of cash flows and the consolidated statement of condition of The Chase Manhattan Bank, N.A. and Subsidiaries appearing on pages 51 through 77 of the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 of The Chase Manhattan Corporation, present fairly, in all material respects, the financial position of The Chase Manhattan Corporation and Subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 and the financial position of The Chase Manhattan Bank, N.A. and Subsidiaries at December 31, 1994 and 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of The Chase Manhattan Corporation and The Chase Manhattan Bank, N.A.; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Notes 1, 10 and 11 to the consolidated financial statements, The Chase Manhattan Corporation and Subsidiaries changed their method of accounting for the offsetting of amounts related to certain derivative contracts in 1994, and their method of accounting for investments in debt and equity securities, postretirement benefit plans and income taxes in 1993.

/s/  PRICE WATERHOUSE LLP

January 17, 1995